Exhibit 99.1

Leslie’s, Inc. Announces Fourth Quarter & Fiscal 2025 Financial Results

Fourth quarter sales and adjusted EBITDA exceed high-end of guided range

Store and DC optimization to include the closure of 80 to 90 underperforming stores and one distribution center yielding immediate EBITDA improvement for FY26

Available liquidity of approximately $168 million and no borrowings under ABL

Improved inventory efficiency with ~10% year-over-year reduction

PHOENIX – December 2, 2025 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for both the fiscal fourth quarter and fiscal year 2025.

“We delivered fourth quarter sales and adjusted EBITDA above the high end of our previously established guidance range and are today announcing the closure of 80-90 underperforming stores and one distribution center as we work with speed and urgency to improve Leslie's operations and establish a clear path to financial recovery,” said Jason McDonell, Chief Executive Officer of Leslie’s. “In addition, we will continue to focus diligently on rightsizing the cost base of our business by reducing inventory 10% year over year and delivering direct cost reductions of $7-$12 million which we will invest back into our customer price value proposition.”

McDonell continued, “These initiatives represent the next phase of our strategic transformation plan, focused on strengthening our balance sheet, optimizing our cost structure, and rebuilding stakeholder confidence. We remain committed to executing this strategic transformation with urgency and delivering the results our customers, employees, and investors expect.”

Fiscal Fourth Quarter Ended October 4, 2025 Results

•
Sales were $389.2 million, a decrease of (2.2)% compared to $397.9 million in the prior year period. Comparable sales decreased (6.5)%. Non-comparable sales from new stores contributed $0.3 million in the quarter.
•
Gross profit was $150.1 million, an increase of 4.8% compared to $143.2 million in the prior year period. Gross margin increased to 38.6% compared to 36.0 % in the prior year period.
•
Selling, general and administrative expenses (“SG&A”) were $116.4 million compared to $116.8 million in the prior year period.
•
Impairment was $183.8 million, comprised of $180.7 million for goodwill and $3.1 million of asset write offs for underperforming stores. No impairment charges were recorded in the prior year period.
•
Net loss was $(162.8) million compared to $(9.9) million in the prior year period.
•
Adjusted net income was $0.8 million compared to $4.4 million in the prior year period.
•
Diluted loss per share was $(17.54) compared to $(1.07) in the prior year period. Adjusted diluted earnings (loss) per share was $0.09 compared to $0.47 in the prior year period.
•
Adjusted EBITDA increased to $45.2 million compared to $43.0 million in the prior year period.

Fiscal 2025 Results

•
Sales were $1,242.0 million a decrease of (6.6)% compared to $1,330.1 million in the prior year. Comparable sales decreased (8.1)%. Non-comparable sales from new stores contributed $3.2 million for the year.
•
Gross profit decreased (7.8)% to $439.6 million compared to $476.8 million in the prior year. Gross margin decreased to 35.4% from 35.8% in the prior year.
•
SG&A increased $6.0 million to $425.7 million compared to $419.7 million in the prior year.
•
Impairment was $183.8 million, comprised of $180.7 million for goodwill and $3.1 million asset write offs for underperforming stores. No impairment charges were recorded in the prior year.
•
Interest expense decreased $7.5 million to $62.9 million compared to $70.4 million in the prior year.
•
Net loss was $(237.0) million compared to $(23.4) million in the prior year.
•
Adjusted net loss was $(43.7) million compared to $(1.1) million in the prior year.
•
Diluted loss per share was $(25.57) compared to $(2.53) in the prior year. Adjusted diluted loss per share was $(4.71) compared to $(0.12) in the prior year.
•
Adjusted EBITDA was $61.4 million compared to $108.7 million in the prior year.

Balance Sheet Highlights

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Capital expenditures totaled $25.5 million in the year ended October 4, 2025 compared to $47.2 million in the year ended September 28, 2024.
•
Cash and cash equivalents totaled $64.3 million as of October 4, 2025, a decrease of $44.2 million, compared to $108.5 million as of September 28, 2024.
•
Inventories totaled $208.0 million as of October 4, 2025, a decrease of $26.3 million or 11.2%, compared to $234.3 million as of September 28, 2024.

Full Year Fiscal 2026 Expectations

As is typical for our business, we anticipate generating the majority of our sales and earnings during the second half of the year driven by the seasonal nature of our industry. The guide provided is for the 52 week period of Fiscal Year 2026 and includes the impact on revenue of the store closures noted above as well as the addback of expected costs incurred with these closures.

Sales	$1,100 million to $1,250 million
Adjusted EBITDA	$55 million to $75 million
Capital Expenditures	$20 million to $25 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

The company will host a conference call at 5:00 p.m. Eastern time on December 2, 2025 to discuss the financial results for the fourth quarter and full year fiscal 2025 as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, change in valuation allowance for deferred taxes, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings (loss) per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, including our strategic transformation plan, value proposition, dispositions, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes, or timing of our results or outcomes, could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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our expectations regarding our cash resources and cash generation from normal operations;
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supply disruptions or increased costs, including as a result of trade policies;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, inflationary pressures and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning sustainability matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to regain and maintain compliance with Nasdaq listing standards;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended October 4, 2025 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes, or the timing of results and outcomes, could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Tom Filandro

Partner, ICR

Lesliesir@icrinc.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 4, 2025	September 28, 2024	October 4, 2025	September 28, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$389,206	$397,859	$1,241,915	$1,330,121
Cost of merchandise and services sold	239,112	254,645	802,268	853,331
Gross profit	150,094	143,214	439,647	476,790
Selling, general and administrative expenses	116,363	116,795	425,676	419,673
Impairments	183,826	-	183,826	-
Operating (loss) income	(150,095)	26,419	(169,855)	57,117
Interest expense	15,494	17,015	62,919	70,395
Net (loss) income before tax	(165,589)	9,404	(232,774)	(13,278)
Income tax (benefit) expense	(2,774)	19,328	4,196	10,101
Net loss	$(162,815)	$(9,924)	$(236,970)	$(23,379)
Earnings (loss) per share:
Basic	$(17.54)	$(1.07)	$(25.57)	$(2.53)
Diluted	$(17.54)	$(1.07)	$(25.57)	$(2.53)
Weighted average shares outstanding:
Basic	9,283	9,246	9,268	9,234
Diluted	9,283	9,246	9,268	9,234

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 4, 2025	September 28, 2024	October 4, 2025	September 28, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Adjusted EBITDA	$45,163	$42,972	$61,356	$108,744
Adjusted net income (loss)	$840	$4,380	$(43,664)	$(1,084)
Adjusted diluted earnings per share	$0.09	$0.47	$(4.71)	$(0.12)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	October 4, 2025	September 28, 2024
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$64,340	$108,505
Accounts and other receivables, net	23,217	45,467
Inventories	207,983	234,283
Prepaid expenses and other current assets	33,249	34,179
Total current assets	328,789	422,434
Property and equipment, net	92,544	98,447
Operating lease right-of-use assets	252,988	270,488
Goodwill and other intangibles, net	30,732	215,127
Deferred tax assets	-	4,168
Other assets	36,422	39,661
Total assets	$741,475	$1,050,325
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$51,894	$67,622
Accrued expenses and other current liabilities	82,447	106,713
Operating lease liabilities	74,720	63,357
Income taxes payable	-	1,127
Current portion of long-term debt	-	8,100
Total current liabilities	209,061	246,919
Deferred tax liabilities	287	-
Operating lease liabilities, noncurrent	185,076	209,067
Long-term debt, net	752,055	769,065
Other long-term liabilities	2,988	2,423
Total liabilities	1,149,467	1,227,474
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 50,000,000 shares authorized and 9,290,311 and 9,248,464 issued and outstanding as of October 4, 2025 and September 28, 2024	9	9
Additional paid-in capital	113,174	107,047
Retained deficit	(521,175)	(284,205)
Total stockholders’ deficit	(407,992)	(177,149)
Total liabilities and stockholders’ deficit	$741,475	$1,050,325

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Year Ended
	October 4, 2025	September 28, 2024
	(Unaudited)	(Audited)
Operating Activities
Net loss	$(236,970)	$(23,379)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,467	33,078
Equity-based compensation	6,203	8,589
Amortization of deferred financing costs and debt discounts	2,198	2,191
Impairments	183,826	-
Provision for credit losses	(1,401)	1,466
Deferred income taxes	4,455	3,430
Loss on asset dispositions	192	464
Changes in operating assets and liabilities:
Accounts and other receivables	23,651	(18,684)
Inventories	26,300	85,879
Prepaid expenses and other current assets	1,898	(1,019)
Other assets	2,956	6,861
Accounts payable	(15,728)	1,889
Accrued expenses	(22,842)	5,209
Income taxes payable	(1,127)	(4,655)
Operating lease assets and liabilities, net	1,744	6,147
Net cash provided by operating activities	8,822	107,466
Investing Activities
Purchases of property and equipment	(25,491)	(47,244)
Proceeds from asset dispositions	141	81
Net cash used in investing activities	(25,350)	(47,163)
Financing Activities
Borrowings on Revolving Credit Facility	159,500	140,500
Payments on Revolving Credit Facility	(159,500)	(140,500)
Repayment of long-term debt	(27,025)	(6,075)
Payment on finance lease	(536)	(145)
Payments of employee tax withholdings related to restricted stock vesting	(76)	(998)
Net cash used in financing activities	(27,637)	(7,218)
Net (decrease) increase in cash and cash equivalents	(44,165)	53,085
Cash and cash equivalents, beginning of year	108,505	55,420
Cash and cash equivalents, end of year	$64,340	$108,505
Supplemental Information:
Supplemental Information:
Interest	65,415	63,242
Income taxes, net of refunds received	3,386	10,933

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended		Year Ended
	October 4, 2025	September 28, 2024	October 4, 2025	September 28, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net loss	$(162,815)	$(9,924)	$(236,970)	$(23,379)
Interest expense	15,494	17,015	62,919	70,395
Income tax (benefit) expense	(2,774)	19,328	4,196	10,101
Impairments(1)	183,826	-	183,826	-
Depreciation and amortization expense(2)	8,387	8,659	33,467	33,078
Equity-based compensation expense(3)	1,012	967	6,254	8,650
Strategic project costs(4)	778	1,025	2,614	2,083
Executive transition costs and other(5)	1,255	5,902	5,050	7,816
Adjusted EBITDA	$45,163	$42,972	$61,356	$108,744

	Three Months Ended		Year Ended
	October 4, 2025	September 28, 2024	October 4, 2025	September 28, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net loss	$(162,815)	$(9,924)	$(236,970)	$(23,379)
Impairments(1)	183,826	—	183,826	—
Equity-based compensation expense(3)	1,012	967	6,254	8,650
Strategic project costs(4)	778	1,025	2,614	2,083
Executive transition costs and other (5)	1,255	5,902	5,050	7,816
Changes in valuation allowance (6)	23,502	11,177	44,998	11,177
Tax effects of these adjustments(7)	(46,718)	(4,767)	(49,436)	(7,431)
Adjusted net income (loss)	$840	$4,380	$(43,664)	$(1,084)

Diluted earnings per share	$(17.54)	$(1.07)	$(25.57)	$(2.53)
Adjusted diluted earnings per share	$0.09	$0.47	$(4.71)	$(0.12)
Weighted average shares outstanding
Basic	9,283	9,246	9,268	9,234
Diluted	9,781	9,247	9,268	9,234

(1)
Represents non-cash charges related to the write-off of our goodwill given recent operating and market capitalization declines and asset write offs for certain underperforming stores.
(2)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our condensed consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations
(4)
Represents non-recurring costs, such as third-party consulting costs related to technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(5)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(6)
Represents non-cash change in valuation allowance for deferred taxes. This item is reported in income tax benefit (expense) in our condensed consolidated statements of operations.
(7)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax benefit (expense) in our condensed consolidated statements of operations.